Exhibit 23

                                    INDEPENDENT AUDITORS' CONSENT

 The Board of Directors
R&B, Inc.:

 We consent to the incorporation by reference in the registration statements (No. 33-52946 and 33-56492) on Form S-8 of R&B, Inc. of our report dated February 11, 2004, with respect to the consolidated balance sheets of R&B, Inc. as of December 27, 2003 and December 28, 2002, and the related consolidated statements of operations, stockholders' equity, cash flows for the years then ended, and the related financial statement schedule, which report appears in the December 27, 2003, annual report on Form 10-K of R&B, Inc.

 Our report refers to our audit of the disclosures added to revise the fiscal 2001 consolidated financial statements, as more fully described in Note 3 to the consolidated financial statements. However, we were not engaged to audit, review, or apply any procedures to the fiscal 2001 consolidated financial statements other than with respect to such disclosures.

                                    KPMG LLP

Philadelphia, Pennsylvania
March 12, 2004